Exhibit 1.01

SPX Corporation
Conflict Minerals Report
Reporting Period: January 1, 2016 – December 31, 2016

This Conflict Minerals Report (this “Report”) of SPX Corporation (“SPX,” “Company,” “we,” “us,” or “our”) for the reporting period from January 1, 2016 to December 31, 2016 (the “Reporting Period”) has been prepared pursuant to Rule 13p-1 and Form SD promulgated under the Securities Exchange Act of 1934, as amended.

Forward-looking statements contained in this Report are made based on events and circumstances known by us at the time of release and, as such, are inherently subject to unforeseen uncertainties and risks. Statements in this Report which express a belief, expectation, or intention, as well as those that are not historical fact, are forward-looking statements, including statements related to the Company’s business, products, compliance efforts, and expected actions identified in this Report. These forward-looking statements are subject to various risks, uncertainties, and assumptions, including, among other matters, our customers’ requirements to use certain suppliers, our suppliers’ responsiveness and cooperation with our due diligence efforts, our ability to implement improvements in our conflict minerals program, changes to the sourcing status of smelters and refiners in our supply chain, and our ability to identify and mitigate related risks in our supply chain. If one or more of these or other risks materialize, actual results may vary materially from those expressed. For a more complete discussion of these and other risk factors, see our other filings with the Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2016. The Company makes these statements as of the date of this disclosure, and undertakes no obligation to update them unless otherwise required by law.

Under SEC regulations, if any “conflict minerals” (as defined below) are necessary to the functionality or production of a product manufactured by the Company or contracted by the Company to be manufactured, the Company must conduct in good faith a reasonable country of origin inquiry (“RCOI”) regarding those “conflict minerals” that is reasonably designed to determine whether any of the “conflict minerals” originated in the Covered Countries (as defined below) or are from recycled or scrap sources. Form SD defines “conflict minerals” as (i) columbite-tantalite (coltan), cassiterite, gold, wolframite, and their derivatives, which are currently limited to tantalum, tin, and tungsten; or (ii) any other mineral or its derivatives determined by the U.S. Secretary of State to be financing conflict in the Democratic Republic of the Congo or an “adjoining country,” as such term is defined in Form SD, (collectively, the “Covered Countries”).

The Company’s operations may at times manufacture, or contract to manufacture, products for which conflict minerals are necessary to the functionality or production of those products. As required by SEC’s conflict minerals rule, the Company has conducted a good faith RCOI regarding conflict minerals included in the Company’s products during the Reporting Period to determine whether any such conflict minerals originated in the Covered Countries and/or whether any of the conflict minerals were from recycled or scrap sources. Where applicable, the Company has conducted additional due diligence within the meaning of the SEC’s conflict minerals rule. The results of SPX’s RCOI, as well as the Company’s additional due diligence regarding the sources of conflict minerals, are contained in this Report.

This Report is publically available on our website at www.spx.com. The content on, or accessible through, our website or any website referred to in this Report is not, and shall not be deemed to be, part of this Report or incorporated into this or any other filings SPX makes with the SEC unless expressly noted.

Company Overview and Product Description

SPX Corporation is a supplier of highly engineered products and technologies, holding leadership positions in the HVAC, detection and measurement, and engineered solutions markets. Based in Charlotte, North Carolina, SPX Corporation had approximately $1.5 billion in annual revenue in 2016 and more than 5,000 employees in about 15 countries.

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The Company’s operations may at times manufacture, or contract to manufacture, products for which conflict minerals are necessary to the functionality or production of those products (collectively, the “products”). Certain of the products contain materials or components that use metallic forms of tin, tantalum, tungsten, and/or gold (“subject minerals”). For the Reporting Period, the Company reasonably determined that the following product groups contain subject minerals:

•	Dry cooling systems;

•	Evaporative and hybrid cooling systems;

•	Rotating and stationary heat exchangers; pollution control systems;

•	Boilers;

•	Heating and ventilation products;

•	Power transformers;

•	Spectrum monitoring and signal monitoring systems;

•	Specialty lighting;

•	Fare collection systems; and

•	Portable cable and pipe locators.

The due diligence efforts noted below were undertaken on the products manufactured by us in the Reporting Period.

Reasonable Country of Origin Inquiry

SPX conducted a good faith RCOI regarding the potential inclusion of conflict minerals in the products during the Reporting Period. There is significant overlap between the Company’s RCOI efforts and the due diligence measures performed. Although some of our products contain subject minerals, we typically do not purchase raw materials directly from mines, smelters, or refiners and we are many steps removed in the supply chain from the sources of ore from which these metals are produced and the smelters/refiners that process those ores. Accordingly, we rely on direct suppliers in the supply chain between us and the original sources of raw materials to provide information regarding the origin of any conflict minerals that may be included in the products.

We have taken steps to identify the applicable smelters and refiners of such subject minerals metals in our supply chain. However, as a downstream purchaser of components and materials that contain subject minerals, our RCOI and due diligence measures can provide only reasonable - not absolute - assurance regarding the source and chain of custody of the conflict minerals. The Company’s RCOI and due diligence processes are based on the necessity of seeking data from direct suppliers and those suppliers seeking similar information within their supply chains to identify the original sources of the subject minerals contained in components and materials supplied to us. Another complicating factor is the unavailability of country of origin and chain of custody information from direct suppliers on a continuous, real-time basis. The Company’s available sources of information may yield inaccurate or incomplete information and may be subject to fraud.

The Company began its RCOI by identifying product families and commodities that may contain subject minerals. Using information derived from the Company’s procurement systems, supplemented by information supplied by personnel in the Company’s business units supply chain, SPX identified direct suppliers of components and materials that may contain subject minerals. We requested that each of these identified direct suppliers complete a survey utilizing the Electronic Industry Citizenship Coalition-Global e-Sustainability Initiative (EICC-GeSI) Conflict Minerals Common Reporting Template. This survey, among other things, solicited information regarding the location and identity of smelters and refiners. We utilized a database to track survey progress and responses, and from the database we were able to identify direct suppliers that failed to provide the requested information and redistributed surveys to those who did not respond. In addition, we collaborated with our direct suppliers to review responses to the surveys when clarification was warranted.

Using the information collected from the EICC-GeSI surveys completed by these direct suppliers, we determined the products that contained one or more of the subject minerals. Upon conclusion of the RCOI, the origin of these subject minerals could not be definitively determined. As such, we proceeded to exercise due diligence.

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Due Diligence Framework and Measures

We designed our due diligence framework to conform to applicable portions of the OECD 2013 Guidelines – OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Second Edition, OECD Publishing. http://dx.doi.org/10.1787/9789264185050-en (“OECD Guidelines”).

In accordance with applicable portions of the OECD Guidance for downstream companies such as the Company, the due diligence measures we performed include, but are not limited to, the following:

•	Reporting to senior management and the Board of Directors regarding the structure of our conflict minerals program.

•	Reporting to senior management on direct suppliers’ responses to our conflict minerals information requests.

•	Communicating our policy on conflict minerals to direct suppliers.

•	Communicating the commitments and requirements expected of our direct suppliers, supported by, when appropriate, email and phone dialogues.

•
Comparing smelters and refiners identified by suppliers to the Conflict Free Sourcing Initiative (“CFSI”) lists of validated conflict free and verified facilities and the U.S. Department of Commerce “Reporting Requirements Under Section 1502(d)(3)(C) of the Dodd-Frank Act World-Wide Conflict Mineral Processing Facilities” (http://www.ita.doc.gov/td/forestprod/DOC-ConflictMineralReport.pdf), and our own independent research.

•
Including contractual terms and conditions regarding procurement practices that encourage suppliers to purchase raw materials from smelters / refiners which have achieved a compliant designation by the CFSI’s Conflict-Free Smelter Program (“CFSP”) or have an audit program with which CFSI has mutual recognition.

•
Developing a risk mitigation plan that allows for continued trade with a supplier as appropriate through the supplier’s risk mitigation efforts, and evaluating the business relationship with suppliers that do not address the risks.

Due Diligence Results

We utilized the Conflict Minerals Reporting Template included in the CFSI to solicit our relevant direct suppliers to gather detailed information regarding the existence of subject minerals in materials or components sold to us, as well as the origin and chain of custody of the subject minerals. To date we have received no information from such direct suppliers indicating that subject minerals in our supply chain directly or indirectly financed or benefitted armed groups in the Covered Countries; even so, based on the information provided by these suppliers and our own due diligence efforts for the Reporting Period, we do not have sufficient information to conclusively determine the countries of origin or chain of custody of subject minerals in the products. Some suppliers disclosed to us that scrap/recycled sources of subject minerals were identified in their supply chains and did not require due diligence.

Based on the information provided by these suppliers and information available from CFSI, SPX believes the smelters and refiners and the countries of origin of subject minerals processed by these smelters and refiners that may have been used to produce subject minerals used in the products include those listed on Annexes A and B.

Additional Due Diligence and Risk Mitigation

SPX intends to continue to evaluate its due diligence program, and, in particular, intends to annually review the criteria used to select suppliers for solicitation. We expect to continue to engage with our direct suppliers so that they more closely comply with SPX’s conflict minerals policy and are able to track the sourcing of conflict minerals with greater precision. To that end, the Company expects to continue outreach efforts among the direct supplier base, particularly with respect to direct suppliers that have not previously conducted business with the Company and with respect to direct suppliers that are unable to provide greater transparency as to their own sourcing practices.

Independent Audit Report

Consistent with Rule 13p-1 and the SEC’s April 29, 2014 statement relating to Rule 13p-1, this Report is not required to be accompanied by an independent private sector audit.

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Annexes

The information in the below two tables, Annexes A and B, have been gathered and transmitted through multiple levels of our supply chain, and there is a risk that it is not accurate or current. In most cases, direct suppliers provided smelter and/or refiner information and therefore any country of origin data related to such smelter and/or refiner for their entire supply chain without identifying which smelters and/or refiners may have contributed conflict minerals to components and materials actually supplied to us. Accordingly, we cannot verify that any of the smelters and/or refiners or country of origin data shown in these tables actually were part of our supply chain. The presence of a smelter or refiner in this table does not necessarily mean that conflict minerals processed at that smelter or refiner were used in any components and materials supplied to us or in any SPX Corporation products.

Annex A

Below is a list of the smelters / refiners collected as a result of our due diligence activities:

Subject Mineral	Name of Smelter / Refiner†	Status*
Gold	Abington Reldan Metals, LLC	Active
Gold	Advanced Chemical Company	Compliant
Gold	Aida Chemical Industries Co., Ltd.	Compliant
Gold	Al Etihad Gold LLC	Compliant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Compliant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Compliant
Gold	Amax Copper, Inc.	Alleged
Gold	AngloGold Ashanti Córrego do Sítio Mineração	Compliant
Gold	Argor-Heraeus S.A.	Compliant
Gold	Asahi Pretec Corp.	Compliant
Gold	Asahi Refining Canada Ltd.	Compliant
Gold	Asahi Refining USA Inc.	Compliant
Gold	Asaka Riken Co., Ltd.	Compliant
Gold	ASARCO Incorporated	Alleged
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Alleged
Gold	AU Traders and Refiners	Compliant
Gold	AURA-II	Alleged
Gold	Aurubis AG	Compliant
Gold	Baiyin Nonferrous Metals Corporation (BNMC)	Alleged
Gold	Bangalore Refinery	Active
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Compliant
Gold	Boliden AB	Compliant
Gold	C. Hafner GmbH + Co. KG	Compliant
Gold	Caridad	Alleged
Gold	CCR Refinery - Glencore Canada Corporation	Compliant
Gold	Cendres + Métaux S.A.	Active
Gold	Changzhou Chemical Research Institute Co. Ltd.	Alleged
Gold	Cheong Hing	Alleged
Gold	Chernan Technology co., ltd	Alleged
Gold	Chimet S.p.A.	Compliant
Gold	Chin-Leep Enterprise Co., Ltd.	Alleged

Gold	Chugai Mining	Alleged
Gold	Compagnie Des Metaux Precieux Paris	Alleged
Gold	Companhia Real de Metais	Alleged
Gold	Comptoir Lyon-Alemand Louyot	Alleged
Gold	CS	Alleged
Gold	Daejin Indus Co., Ltd.	Compliant
Gold	Daye Non-Ferrous Metals Mining Ltd.	Alleged
Gold	DEGUSSA CANADA LTD.	Alleged
Gold	Degussa Sonne / Mond Goldhandel GmbH	Alleged
Gold	DODUCO GmbH	Compliant
Gold	Dong'guan Dong wu Violent-toxic Chemical Products Co., Ltd.	Alleged
Gold	DONGGUAN DONGXU METAL SURFACE HANDLE CO.,LTD	Alleged
Gold	Dongguan Standard Electronic Material.Co.,Ltd	Alleged
Gold	Dongguanshi Sutande Dianzi Cailiao Youxiangongsi	Alleged
Gold	Dong-Wo Co., Ltd.	Alleged
Gold	Dowa	Compliant
Gold	DSC (Do Sung Corporation)	Compliant
Gold	DUOXIN	Alleged
Gold	E-CHEM Enterprise Corp	Alleged
Gold	Eco-System Recycling Co., Ltd.	Compliant
Gold	Elemetal Refining, LLC	Compliant
Gold	Emirates Gold DMCC	Compliant
Gold	Engelhard Australia	Alleged
Gold	Engelhard Corporation (U.S. location)	Alleged
Gold	Engelhard Corporation (Canada location)	Alleged
Gold	ESG Edelmetall-Service	Alleged
Gold	Faggi Enrico S.p.A.	Alleged
Gold	Ferro Corporation	Alleged
Gold	Fidelity Printers and Refiners Ltd.	Alleged
Gold	Foxxconn	Alleged
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	Alleged
Gold	Gansu-based Baiyin Nonferrous Metals Corporation (BNMC)	Alleged
Gold	Geib Refining Corporation	Active
Gold	Gold and Siver Refining Strokes Ltd.	Alleged
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	Alleged
Gold	Guangdong Jinding Gold Limited	Alleged
Gold	Guangdong MingFa Precious Metal Co.,Ltd	Alleged
Gold	GuangZHou Jin Ding	Alleged
Gold	Gujarat Gold Centre	Alleged
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	Alleged
Gold	H.Drijfhout & Zoon's Edelmetaalbedrijven BV	Alleged
Gold	Handy & Harman Refining Group Inc.	Alleged
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	Alleged
Gold	Harima Smelter	Alleged
Gold	Heesung Metal Ltd	Alleged
Gold	Heimerle + Meule GmbH	Compliant

Gold	henan middle plain gold smelt	Alleged
Gold	Henan Sanmenxia Lingbao City Jinyuan Mining Industry Co., Ltd	Alleged
Gold	Henan Yuguang Gold & Lead Co., Ltd.	Alleged
Gold	Heraeus (Zhaoyuan) Precious Metal Materials Co.,Ltd.	Alleged
Gold	Heraeus Incorporated	Alleged
Gold	Heraeus Ltd Hong Kong	Alleged
Gold	Heraeus Metals Hong Kong Ltd.	Compliant
Gold	Heraeus Precious Metals GmbH & Co. KG	Compliant
Gold	Heraeus Precious Metals North America	Alleged
Gold	HMG	Alleged
Gold	Hon Hai Precision Co., Ltd.	Alleged
Gold	Hon Shen Co., Ltd.	Alleged
Gold	Honorable Hardware Craft Product Limited Company	Alleged
Gold	Hunan Chenzhou Mining Co., Ltd.	Alleged
Gold	HwaSeong CJ Co., Ltd.	Alleged
Gold	Hwasung CJ Co., Ltd.	Alleged
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	Compliant
Gold	Ishifuku Metal Industry Co., Ltd.	Compliant
Gold	Istanbul Gold Refinery	Compliant
Gold	Japan Mint	Compliant
Gold	Jia Lung Corp	Alleged
Gold	Jiangsu Sue large special chemical reagent Co., LTD	Alleged
Gold	Jiangxi Copper Co., Ltd.	Compliant
Gold	Jie sheng	Alleged
Gold	Jin Dong Heng	Alleged
Gold	Jin Jinyin refining company limited	Alleged
Gold	Jinfeng Gold Mine Smelter	Alleged
Gold	Jinlong Copper Co., Ltd.	Alleged
Gold	Johnson Matthey & Pauwels SA	Alleged
Gold	Johnson Matthey Limited (Australia)	Alleged
Gold	JSC Aurat	Alleged
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Compliant
Gold	JSC Urakectrined	Alleged
Gold	JSC Uralelectromed	Compliant
Gold	JX Nippon Mining & Metals Co., Ltd.	Compliant
Gold	Kaloti Precious Metals	Alleged
Gold	Kanfort Industrial (Yantai)	Alleged
Gold	Kazakhmys Smelting LLC	Alleged
Gold	Kazzinc	Compliant
Gold	Kennecott Utah Copper LLC	Compliant
Gold	KGHM Polska Miedź Spółka Akcyjna	Active
Gold	Kojima Chemicals Co., Ltd.	Compliant
Gold	Korea Metal Co., Ltd.	Alleged
Gold	Korea Zinc Co., Ltd.	Compliant
Gold	Kosak Seiren	Alleged
Gold	Kuan Shuo Ind. Co., Ltd.	Alleged

Gold	Kunshan Jinli chemical industry reagents co.,Ltd.	Alleged
Gold	KYOCERA	Alleged
Gold	Kyrgyzaltyn JSC	Compliant
Gold	L' azurde Company For Jewelry	Alleged
Gold	LBMA	Alleged
Gold	Lian Xing Plating Factory	Alleged
Gold	Lingbao Gold Company Limited	Alleged
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	Alleged
Gold	LINXENS	Alleged
Gold	LITTELFUSE	Alleged
Gold	L'Orfebre S.A.	Alleged
Gold	LS-NIKKO Copper Inc.	Compliant
Gold	Luo Yang ZIJIN YINHUI Gold Smelting Co., Ltd	Alleged
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	Alleged
Gold	Malaysia Smelting Corporation Berhad	Alleged
Gold	Materion	Compliant
Gold	Matsuda Sangyo Co., Ltd.	Compliant
Gold	Metalli Preziosi S.p.A.	Alleged
Gold	Metallurgie Hoboken Overpelt SA	Alleged
Gold	Metalor Technologies (Hong Kong) Ltd (Hong Kong location)	Alleged
Gold	Metalor Technologies (Hong Kong) Ltd. (China location)	Compliant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Compliant
Gold	Metalor Technologies (Suzhou) Ltd.	Compliant
Gold	Metalor Technologies S.A.	Compliant
Gold	Metalor USA Refining Corporation	Compliant
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	Compliant
Gold	Mitsubishi Materials Corporation	Compliant
Gold	Mitsui	Alleged
Gold	Mitsui Mining and Smelting Co., Ltd.	Compliant
Gold	MMTC-PAMP India Pvt., Ltd.	Compliant
Gold	Modeltech Sdn Bhd	Active
Gold	Morigin Company	Alleged
Gold	Morris and Watson	Alleged
Gold	Morris and Watson Gold Coast	Alleged
Gold	Moscow Special Alloys Processing Plant	Compliant
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Compliant
Gold	Nathan Trotter & Co., Inc	Alleged
Gold	Navoi Mining and Metallurgical Combinat	Active
Gold	Nihon Material Co., Ltd.	Compliant
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Compliant
Gold	Ohura Precious Metal Industry Co., Ltd.	Compliant
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Compliant
Gold	OJSC Kolyma Refinery	Alleged
Gold	OJSC Novosibirsk Refinery	Compliant
Gold	PAMP S.A.	Compliant

Gold	Pease & Curren	Alleged
Gold	Penglai Penggang Gold Industry Co., Ltd.	Alleged
Gold	PJ-USA	Alleged
Gold	PRECIOUS METAL SALES CORP.	Alleged
Gold	Prioksky Plant of Non-Ferrous Metals	Compliant
Gold	PT Aneka Tambang (Persero) Tbk	Compliant
Gold	PX Précinox S.A.	Compliant
Gold	Rand Refinery (Pty) Ltd.	Compliant
Gold	Reldan Metals, Inc	Alleged
Gold	Remondis Argentia B.V.	Alleged
Gold	Republic Metals Corporation	Compliant
Gold	Rohm & Haas Elec. Mat'ls	Alleged
Gold	Royal Canadian Mint	Compliant
Gold	rui sheng	Alleged
Gold	SAAMP	Alleged
Gold	Sabin Metal Corp.	Alleged
Gold	SAFINA A.S.	Alleged
Gold	Sai Refinery	Alleged
Gold	Samduck Precious Metals	Compliant
Gold	Samwon Metals Corp.	Alleged
Gold	Sanmenxia hang seng science and technology, research and development Co., LTD	Alleged
Gold	SAXONIA Edelmetalle GmbH	Compliant
Gold	Schone Edelmetaal B.V.	Compliant
Gold	SD(Samdok) Metal	Alleged
Gold	SEMPSA Joyería Platería S.A.	Compliant
Gold	Sen Silver	Alleged
Gold	Sendi (Kyocera Corporation)	Alleged
Gold	Senyin	Alleged
Gold	Shan Dong Huangjin	Alleged
Gold	Shandon Jin Jinyin Refining Limited	Alleged
Gold	Shandong Humon Smelting Co., Ltd.	Alleged
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	Alleged
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	Compliant
Gold	Sheffield Smelting Co. Ltd.	Alleged
Gold	Shen Zhen Thousand Island Ltd.	Alleged
Gold	Shenzhen Chemicals & light industry co.,ltd	Alleged
Gold	Shenzhen fujun material technology co.,ltd	Alleged
Gold	Shenzhen Heng Zhong Industry Co.,Ltd.	Alleged
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	Alleged
Gold	Sichuan Tianze Precious Metals Co., Ltd.	Compliant
Gold	Singway Technology Co., Ltd.	Compliant
Gold	So Accurate Group, Inc.	Alleged
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Compliant
Gold	Sojitz	Alleged
Gold	Solar Applied Materials Technology Corp.	Compliant

Gold	Solartech	Alleged
Gold	Soochow University's	Alleged
Gold	Standard Bank	Alleged
Gold	Stender Electronic Materials Co., Ltd.	Alleged
Gold	Strain DS Force Shop	Alleged
Gold	Sudan** Gold Refinery	Alleged
Gold	Sumitomo Metal Mining Co., Ltd.	Compliant
Gold	SungEel HiTech	Active
Gold	Super Dragon Technology Co., Ltd.	Alleged
Gold	Suzhou Xingrui Noble	Alleged
Gold	T.C.A S.p.A	Compliant
Gold	Tai zhou chang san Jiao electron Co.,Ltd	Alleged
Gold	Tai'zhou City Yangtze River Delta Electron Ltd.	Alleged
Gold	Tanaka Kikinzoku Kogyo K.K.	Compliant
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	Compliant
Gold	Tian Cheng	Alleged
Gold	Tokuriki Honten Co., Ltd.	Compliant
Gold	Tongling Nonferrous Metals Group Co., Ltd.	Alleged
Gold	Tony Goetz NV	Active
Gold	TOO Tau-Ken-Altyn	Alleged
Gold	Torecom	Compliant
Gold	UBS AG	Alleged
Gold	Umicore Brasil Ltda.	Compliant
Gold	Umicore Galvanotechnik GmbH	Alleged
Gold	Umicore Precious Metal Refining	Alleged
Gold	Umicore Precious Metals Thailand	Compliant
Gold	Umicore S.A. Business Unit Precious Metals Refining	Compliant
Gold	Uniforce Metal Industrial Corp	Alleged
Gold	United Precious Metal Refining, Inc.	Compliant
Gold	Universal Precious Metals Refining Zambia	Alleged
Gold	Uyemura	Alleged
Gold	Valcambi S.A.	Compliant
Gold	Western Australian Mint trading as The Perth Mint	Compliant
Gold	WIELAND Edelmetalle GmbH	Compliant
Gold	Williams Gold Refining (U.S. location)	Alleged
Gold	Williams Gold Refining Company (Canada location)	Alleged
Gold	Williams/Williams Brewster	Alleged
Gold	Wuxi City Precious Metal Electronic Material Fty	Alleged
Gold	Yamamoto Precious Metal Co., Ltd.	Compliant
Gold	Yantai Guodasafina High-Tech Environmental Refinery Co. Ltd.	Alleged
Gold	Yantai Zhaojin Lai Fuk Precious Metals Co., Ltd.	Alleged
Gold	Yantai Zhaojin Mai Fu- Precious Metals Limited	Alleged
Gold	Yokohama Metal Co., Ltd.	Compliant
Gold	Yoo Chang Metal Industrial Co., Ltd.	Alleged
Gold	Yueqing Chemical & Light Industry & Building Materials Co., Ltd.	Alleged
Gold	Yunnan Copper Industry Co., Ltd.	Alleged

Gold	Yunnan Gejiu Zili Metallurgical Group Co., Ltd.	Alleged
Gold	Zhe Jiang Guang Yuan Noble Metal Smelting Factory	Alleged
Gold	Zhejiang suijin	Alleged
Gold	Zhongkuang Gold Industry Co.,LTD	Alleged
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Compliant
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	Compliant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	Compliant
Tantalum	Conghua Tantalum and Niobium Smeltry	Compliant
Tantalum	D Block Metals, LLC	Compliant
Tantalum	Duoluoshan	Compliant
Tantalum	E.S.R. Electronics	Alleged
Tantalum	Exotech Inc.	Compliant
Tantalum	F&X Electro-Materials Ltd.	Compliant
Tantalum	FIR Metals & Resource Ltd.	Compliant
Tantalum	Global Advanced Metals Aizu	Compliant
Tantalum	Global Advanced Metals Boyertown	Compliant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	Compliant
Tantalum	H.C. Starck Co., Ltd.	Compliant
Tantalum	H.C. Starck GmbH Laufenburg	Alleged
Tantalum	H.C. Starck Hermsdorf GmbH	Compliant
Tantalum	H.C. Starck Inc.	Compliant
Tantalum	H.C. Starck Ltd.	Compliant
Tantalum	H.C. Starck Smelting GmbH & Co. KG	Compliant
Tantalum	H.C. Starck Tantalum and Niobium GmbH	Compliant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	Compliant
Tantalum	Hi-Temp Specialty Metals, Inc.	Compliant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	Compliant
Tantalum	Jiangxi Tuohong New Raw Material	Compliant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	Compliant
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	Compliant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	Compliant
Tantalum	KEMET Blue Metals	Compliant
Tantalum	KEMET Blue Powder	Compliant
Tantalum	King-Tan Tantalum Industry Ltd.	Compliant
Tantalum	LSM Brasil S.A.	Compliant
Tantalum	Metallurgical Products India Pvt., Ltd.	Compliant
Tantalum	Mineração Taboca S.A.	Compliant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Compliant
Tantalum	Molycorp Silmet A.S.	Compliant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	Compliant
Tantalum	Plansee SE Liezen	Alleged
Tantalum	Plansee SE Reutte	Alleged
Tantalum	Power Resources Ltd.	Compliant
Tantalum	QuantumClean	Compliant
Tantalum	Resind Indústria e Comércio Ltda.	Compliant
Tantalum	Solikamsk Magnesium Works OAO	Compliant

Tantalum	Taki Chemical Co., Ltd.	Compliant
Tantalum	Telex Metals	Compliant
Tantalum	Tranzact, Inc.	Compliant
Tantalum	Ulba Metallurgical Plant JSC	Compliant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	Compliant
Tantalum	Yanling Jincheng Tantalum Co., Ltd.	Compliant
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	Compliant
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	Compliant
Tin	A.E.B. International, Inc.	Alleged
Tin	Alpha	Compliant
Tin	Alpha Metals Korea Ltd	Alleged
Tin	An Thai Minerals Co., Ltd.	Alleged
Tin	An Vinh Joint Stock Mineral Processing Company	Active
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	Compliant
Tin	China Tin Group Co., Ltd.	Compliant
Tin	CINTAS METALICAS S.A	Alleged
Tin	CNMC (Guangxi) PGMA Co., Ltd.	Alleged
Tin	Cooperativa Metalurgica de Rondônia Ltda.	Compliant
Tin	CV Ayi Jaya	Compliant
Tin	CV Dua Sekawan	Compliant
Tin	CV Gita Pesona	Compliant
Tin	CV Serumpun Sebalai	Compliant
Tin	CV Tiga Sekawan	Compliant
Tin	CV United Smelting	Compliant
Tin	CV Venus Inti Perkasa	Compliant
Tin	Dowa	Compliant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Active
Tin	Elmet S.L.U.	Compliant
Tin	EM Vinto	Compliant
Tin	Empresa Metalúrgica Vinto	Alleged
Tin	Estanho de Rondônia S.A.	Alleged
Tin	Feinhütte Halsbrücke GmbH	Alleged
Tin	Felder GmbH - Löttechnik	Alleged
Tin	Fenix Metals	Compliant
Tin	Galloo N.V.	Alleged
Tin	Gejiu Fengming Metallurgy Chemical Plant	Compliant
Tin	Gejiu Jinye Mineral Company	Compliant
Tin	Gejiu Kai Meng Industry and Trade LLC	Active
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	Compliant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	Active
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	Alleged
Tin	Grant Manufacturing and Alloying	Alleged
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	Compliant
Tin	Hayes Metals	Alleged
Tin	Hongqiao Metals (Kunshan) Co., Ltd.	Alleged

Tin	HuiChang Hill Tin Industry Co., Ltd.	Compliant
Tin	Huichang Jinshunda Tin Co., Ltd.	Alleged
Tin	Imperial Zinc, Corp.	Alleged
Tin	International Wire Group, Inc.	Alleged
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	Compliant
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	Alleged
Tin	Magnu's Minerais Metais e Ligas Ltda.	Compliant
Tin	Malaysia Smelting Corporation (MSC)	Compliant
Tin	Melt Metais e Ligas S.A.	Compliant
Tin	Metahub Industries Sdn. Bhd.	Alleged
Tin	Metallic Resources, Inc.	Compliant
Tin	Metallo-Chimique N.V.	Compliant
Tin	Mineração Taboca S.A.	Compliant
Tin	Minmetals ganzhou Tin Co. Ltd.	Alleged
Tin	Minsur	Compliant
Tin	Mitsubishi Materials Corporation	Compliant
Tin	Modeltech Sdn Bhd	Active
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	Active
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Alleged
Tin	Novosibirsk Processing Plant Ltd.	Alleged
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Compliant
Tin	O.M. Manufacturing Philippines, Inc.	Compliant
Tin	Operaciones Metalurgical S.A.	Compliant
Tin	Persang Alloy Industries	Alleged
Tin	Phoenix Metal Ltd.	Alleged
Tin	Poongsan Corporation	Alleged
Tin	PT Alam Lestari Kencana	Alleged
Tin	PT Aries Kencana Sejahtera	Compliant
Tin	PT Artha Cipta Langgeng	Compliant
Tin	PT ATD Makmur Mandiri Jaya	Compliant
Tin	PT Babel Inti Perkasa	Compliant
Tin	PT Bangka Kudai Tin	Alleged
Tin	PT Bangka Prima Tin	Compliant
Tin	PT Bangka Putra Karya	Alleged
Tin	PT Bangka Timah Utama Sejahtera	Alleged
Tin	PT Bangka Tin Industry	Compliant
Tin	PT Belitung Industri Sejahtera	Compliant
Tin	PT BilliTin Makmur Lestari	Alleged
Tin	PT Bukit Timah	Compliant
Tin	PT Cipta Persada Mulia	Compliant
Tin	PT DS Jaya Abadi	Compliant
Tin	PT Eunindo Usaha Mandiri	Compliant
Tin	PT Fang Di MulTindo	Alleged
Tin	PT Inti Stania Prima	Compliant
Tin	PT Justindo	Alleged
Tin	PT Karimun Mining	Compliant

Tin	PT Kijang Jaya Mandiri	Compliant
Tin	PT Lautan Harmonis Sejahtera	Compliant
Tin	PT Mitra Stania Prima	Compliant
Tin	PT O.M. Indonesia	Compliant
Tin	PT Panca Mega Persada	Compliant
Tin	PT Pelat Timah Nusantara Tbk	Alleged
Tin	PT Prima Timah Utama	Compliant
Tin	PT Refined Bangka Tin	Compliant
Tin	PT Sariwiguna Binasentosa	Compliant
Tin	PT Seirama Tin Investment	Alleged
Tin	PT Stanindo Inti Perkasa	Compliant
Tin	PT Sukses Inti Makmur	Compliant
Tin	PT Sumber Jaya Indah	Compliant
Tin	PT Timah (Persero) Tbk Kundur	Compliant
Tin	PT Timah (Persero) Tbk Mentok	Compliant
Tin	PT Tinindo Inter Nusa	Compliant
Tin	PT Tirus Putra Mandiri	Alleged
Tin	PT Tommy Utama	Compliant
Tin	PT Wahana Perkit Jaya	Compliant
Tin	Resind Indústria e Comércio Ltda.	Compliant
Tin	Rui Da Hung	Compliant
Tin	Schloetter Co. Ltd	Alleged
Tin	Shaoxing Tianlong Tin Materials Co., Ltd	Alleged
Tin	Sizer Metals PTE	Alleged
Tin	Soft Metais Ltda.	Compliant
Tin	Sumitomo Metal Mining Co. Ltd.	Alleged
Tin	Super Ligas	Alleged
Tin	Taicang City Nancang Metal Meterial Co.,Ltd	Alleged
Tin	Tamura Corporation	Alleged
Tin	Thaisarco	Compliant
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Alleged
Tin	UNIFORCE METAL INDUSTRIAL CORP.	Alleged
Tin	VQB Mineral and Trading Group JSC	Compliant
Tin	White Solder Metalurgia e Mineração Ltda.	Compliant
Tin	Xianghualing Tin Industry Co., Ltd.	Alleged
Tin	Xinmao Xiye (Tin Company)	Alleged
Tin	Yifeng Tin	Alleged
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	Active
Tin	Yunnan Geiju Zili Metallurgy Co. Ltd.	Alleged
Tin	Yunnan Gejiu Jinye Minerals	Alleged
Tin	Yunnan Tin Company Limited	Compliant
Tin	Zhongshan Jinye Smelting Co., Ltd	Alleged
Tungsten	A.L.M.T. TUNGSTEN Corp.	Compliant
Tungsten	ACL Metais Eireli	Alleged
Tungsten	Asia Tungsten Products Vietnam Ltd.	Compliant
Tungsten	ATC(Asia Tungsten Product Co., Ltd)	Alleged

Tungsten	Carbografite Equipamentos Industriais Ltda	Alleged
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	Compliant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	Compliant
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	Alleged
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	Alleged
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	Compliant
Tungsten	Ganxian Shirui New Material Co., Ltd.	Alleged
Tungsten	Ganzhou Haichuang Tungsten Industry Co., Ltd.	Alleged
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	Compliant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Compliant
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	Alleged
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	Compliant
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	Alleged
Tungsten	Global Tungsten & Powders Corp.	Compliant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	Compliant
Tungsten	H.C. Starck Smelting GmbH & Co. KG	Compliant
Tungsten	H.C. Starck Tungsten GmbH	Compliant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	Compliant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	Compliant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	Alleged
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	Compliant
Tungsten	Hydrometallurg, JSC	Compliant
Tungsten	Japan New Metals Co., Ltd.	Compliant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Compliant
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	Alleged
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	Compliant
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	Alleged
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Compliant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Compliant
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	Compliant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	Compliant
Tungsten	Kennametal Fallon	Compliant
Tungsten	Kennametal Huntsville	Compliant
Tungsten	Luoyang Mudu Tungsten & Molybdenum Technology Co., Ltd	Alleged
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	Compliant
Tungsten	Moliren Ltd	Compliant
Tungsten	Niagara Refining LLC	Compliant
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Compliant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Compliant
Tungsten	Pobedit, JSC	Alleged
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	Alleged
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	Compliant
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Compliant
Tungsten	Unecha Refractory metals plant	Compliant
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Compliant
Tungsten	Wolfram Bergbau und Hütten AG	Compliant

Tungsten	Woltech Korea Co., Ltd.	Compliant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	Compliant
Tungsten	Xiamen Tungsten Co., Ltd.	Compliant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	Compliant
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	Compliant

† Smelter or refiner names as reported by CFSI as of May 1, 2017.

* Status as defined and reported by CFSI: “Compliant” as a smelter / refiner that is compliant under CFSP; "Active" as a smelter / refiner working toward becoming compliant under CFSP; and “Alleged” as an unconfirmed smelter / refiner.

** We are aware that this country is sanctioned by the U.S. government, restricting trade with U.S. companies. This smelter was identified by our suppliers as possibly being in their supply chain. However, due to the nature of the conflict minerals reporting at the company level - rather than product level - for many tiers in our supply chain, there is uncertainty as to whether this country is actually within our supply chain. We continue to investigate this and seek improved accuracy in reporting from suppliers. Should a sanctioned country actually be in our supply chain, any business dealings would be indirect and several layers down into the supply chain and we would take appropriate steps to assure compliance with all applicable laws.

Annex B

Below is a list of the mineral country of origin information collected as a result of our due diligence activities:

Australia	Bolivia	Brazil
Canada	China	Indonesia
Japan	Malaysia	Peru
Switzerland	Thailand	Unites States